Exhibit 10.1

FORBEARANCE AND CONSENT UNDER LOAN AND SECURITY AGREEMENT

This Forbearance under Loan and Security Agreement (this "Forbearance") is entered into as of November 1, 2016 (the "Forbearance Effective Date"), by and between Partners for Growth IV, L.P., a Delaware limited partnership with its principal place of business at 1660 Tiburon Blvd., Suite D, Tiburon California 94920 ("PFG") and ActiveCare, Inc., a Delaware corporation with its principal place of business at 1365 West Business Park Drive, Suite 100, Orem, UT 84058 ("Borrower").

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of February 19, 2016 (the "Loan Agreement") and certain other Security Documents (as defined below), pursuant to which PFG has made available to Borrower the maximum aggregate principal amount of $4,500,000 of which (Facility A) $929,518.43 (as of September 7, 2016) and (Facility B) $1,541,667 in the aggregate of Tranche 1 and Tranche 2 is outstanding on the Forbearance Effective Date;

WHEREAS, PFG and Borrower entered into that certain Forbearance under Loan and Security Agreement dated as of September 9, 2016, pursuant to which PFG agreed to forbear from exercising remedies under the Loan Agreement due to Borrower's "Specified Defaults" as defined therein until the earlier to occur of October 31, 2016 and certain therein-specified Termination Events (the "Expired Forbearance");

WHEREAS, Borrower has notified PFG that it continues to be in default of the Loan Agreement due to the defaults inherent in the Specified Defaults as defined in the Expired Forbearance but for reporting periods subsequent thereto but prior to the Forbearance Effective Date (the "Continuing Defaults");

WHEREAS, Borrower has notified PFG that it contemplates consummation of an equity financing raising approximately $13,800,000 in net available cash proceeds to Borrower prior to the debt and other repayments to be reflected in the Use of Proceeds section of the Registration Statement related to the Notified Financing (an equity financing raising not less than such amount in net available cash proceeds to Borrower, the "Notified Financing");

WHEREAS, Borrower has requested PFG's consent to its payment of certain obligations to third parties in connection with the Notified Financing;

WHEREAS, PFG is willing to provide its consent to certain payments in connection with the Notified Financing as specified herein;

WHEREAS, in consideration of the Borrower issuing PFG or its nominees a warrant to purchase 130,000 post-split shares of the Borrower's common stock ("Forbearance Warrants") with an exercise price equal to the issue price per share in Notified Financing and subject to a lock-up agreement in a form agreed upon by the Borrower and PFG, PFG is willing to forbear from exercising remedies under the Loan Agreement for 12 months due to the Continuing Defaults upon the terms and conditions set forth herein;

NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS:  Borrower is indebted to PFG for Obligations pursuant to the Loan Documents, as set forth in the Recitals. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement and in an Intellectual Property Security Agreement and other documents of even date therewith. The above-described security documents, together with all other documents securing repayment of the Obligations, shall be referred to herein as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the "Existing Loan Documents".

3. CONSENT.  Expressly subject to the consummation of the Notified Financing and the receipt by Borrower of the proceeds thereof, PFG consents to the following payments from the proceeds of the Notified Financing: (1) payments not to exceed $485,000 to be made to holders of Borrower's Series E Preferred Stock, (2) payment not to exceed $370,000 to Rapid Medical Response, LLC in payment of a promissory note in favor of such person, (3) monthly payments of $25,000 to Tonaquint Inc. and (4) payment not to exceed $1,000,000 to repay the bridge loan to which PFG consented in the Prior Forbearance (such payments specified in clauses (1) through (4), the "Special Permitted Payments").  Additionally, PFG consents to (i) the Borrower's establishing a new class of preferred stock (the "Series G Preferred") with such designations, rights and preferences contained within the contemplated Certificate of Designations, substantially in the form attached hereto as Exhibit A, to be filed with the State of Delaware, (ii)  the Borrower's issuance 18,848 shares of Series G Preferred to Tyumen Holdings, LLC, an entity controlled by Jeffrey Peterson, the Company's Chief Executive Officer and 24,372 shares of Series G Preferred to Jim Dalton, the Company's former Chief Executive Officer and a consultant to the Company (iii) the amendment of the Borrower's charter to effectuate the reverse split of its common stock as reflected in the amendment attached hereto as Exhibit B, and (iv) a lock-up period with respect to 10,800 shares of Borrower's common stock issuable to PFG under the terms of that certain Conditionally-Effective Warrant Cancelation Agreement between PFG and Borrower dated as of September 9, 2016, such lock-up period not to exceed six (6) months.
4. RATIFICATION OF LOAN DOCUMENTS; FURTHER ASSURANCES.
(a) Borrower acknowledges and agrees that (i) each of the Existing Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby, (ii) the Liens granted by the Borrower to PFG under the Existing Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Forbearance, and PFG's priority with respect thereto shall not be affected hereby or thereby, and (iii) the Existing Loan Documents shall continue to secure all Obligations as stated therein except as expressly amended and modified by this Forbearance and the Forbearance Documents (as hereinafter defined).
(b) Borrower ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Existing Loan Documents.
(c) Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof.
(d) Borrower hereby agrees that this Forbearance is the legal, valid and binding obligation of Borrower, enforceable against Borrower.
(e) Borrower and PFG acknowledge that the Continuing Defaults are ongoing, existing and continuing Defaults or Events of Default under the Loan Agreement.
(f) Borrower and PFG confirm that neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Existing Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk.

(g) Borrower shall, from and after the execution of this Forbearance, execute and deliver to PFG whatever additional documents, instruments, and agreements that PFG may reasonably require in order to perfect the Collateral granted in the Loan Agreement more securely in PFG and to otherwise give effect to the terms and conditions of this Forbearance, including but not limited to the issuance of the Forbearance Warrants.
5. FORBEARANCE PERIOD.  Subject to Borrower's strict compliance and performance with the terms of this Forbearance and each Forbearance Document (as defined in Section 7(c)) and so long as no Event of Default (other than the Continuing Defaults) or Termination Event occurs, PFG will forbear from enforcing its rights and remedies under the Existing Loan Documents from the date hereof through December 31, 2016 (the "Forbearance Period").  Except as expressly provided herein, this Forbearance does not constitute a waiver or release by PFG of any Obligations or of any Default or Event of Default which may arise in the future after the Forbearance Effective Date.
6. TERMINATION.  The Forbearance Period shall terminate automatically and without notice to Borrower upon the occurrence of a Termination Event.
7. TERMINATION EVENTS.  The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a "Termination Event") under this Forbearance:
(a) the failure of the Borrower to cause PFG's Obligations to be repaid as and when required by the Loan Agreement, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;
(b) the filing of a petition for relief by or against Borrower under the United States Bankruptcy Code;
(c) the failure of the Borrower to promptly, punctually, or faithfully perform any other material term, condition, or covenant of this Forbearance or any of the other documents executed and delivered in connection with this Forbearance (the "Forbearance Documents") as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;
(d) the occurrence of any Default or Event of Default (other than the Continuing Defaults and for the periods specified within said definition) under the Loan Agreement, any other Loan Document or any Forbearance Document;
(e) any recital, representation or warranty made herein, in any Forbearance Document, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of Borrower in connection with this Forbearance or any Forbearance Document, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made;

(f) the failure of Borrower to make the Special Permitted Payments upon consummation of the Notified Financing or to make the payments in amounts materially higher from the dollar amounts set forth within the definition of Special Permitted Payments;

(g) the failure or abandonment of the Notified Financing; or
(h) a material impairment in the perfection or priority of PFG's security interest in the Collateral or in the value of such Collateral taken as a whole occurs.

8. RIGHTS UPON TERMINATION.  Upon the earlier of (i) the occurrence of any Termination Event or (ii) the expiration of the Forbearance Period, all of the Obligations shall, without notice or demand, become immediately due and payable in full and at the sole discretion of PFG and PFG shall be entitled to immediately pursue any and all remedies available under applicable law or pursuant to the Existing Loan Documents.
9. BORROWERS' REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:
(a) immediately upon giving effect to this Forbearance (i) the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (ii) no Default or Event of Default has occurred and is continuing (other than the Continuing Defaults);
(b) Borrower has the corporate power and authority to execute and deliver this Forbearance and to perform its obligations under the Existing Loan Documents, as amended by this Forbearance;
(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG on the Forbearance Effective Date of the Loan Agreement either remain true, accurate and complete as delivered on such Forbearance Effective Date or Borrower shall have delivered true and correct copies of the foregoing, as amended, supplemented or restated and, in each case, all of the foregoing are and continue to be in full force and effect;
(d) the execution and delivery by Borrower of this Forbearance and the performance by Borrower of its obligations under the Existing Loan Documents, as amended by this Forbearance, have been duly authorized by all necessary corporate action on the part of Borrower;
(e) this Forbearance has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with the terms of this Forbearance, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights;
(f) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against PFG or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of PFG, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Forbearance and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Existing Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Existing Loan Documents;
(g) the proceeds of the Notified Financing will be used (in part) by Borrower to make the Special Permitted Payments;
(h) Borrower has freely and voluntarily entered into this Forbearance after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Forbearance and all factual and legal matters relevant hereto with counsel freely and independently chosen by it.  Borrower further acknowledges that it has actively and with full understanding participated in the negotiation of this Forbearance after consultation and review with its counsel and that this Forbearance has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Forbearance.

(i) Borrower has not voluntarily or involuntarily, granted any Liens to any creditor not previously disclosed to PFG in writing on or before the Forbearance Effective Date or taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any Liens securing all or any portion of the Obligations or the priority or validity of PFG's claims with respect to the Obligations relative to any other creditor of Borrower, subject only to Permitted Liens. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Forbearance and in connection with the Existing Loan Documents;
(j) the Security Documents relating to Intellectual Property either disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property or Borrower has included revised and updated Intellectual Property schedules as part of an update to the Representations required in Section 11 of this Forbearance;
(k) as of the date hereof, Borrower ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as of the Forbearance Effective Date, as amended by any update to the Representations required in Section 11 of this Forbearance;
(l) except as expressly stated in this Forbearance, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Forbearance;
(m) Borrower has made such investigation of the facts pertaining to this Forbearance and all of the matters appertaining thereto, as it deems necessary;
(n) the terms of this Forbearance are contractual and not a mere recital;
(o) appended as Exhibit C hereto is a true, correct and complete capitalization table of Borrower on a pre-Notified Financing basis which does not yet reflect the warrant Borrower has agreed to issue to PFG to purchase 130,000 (post-split) shares of Borrower's common stock upon the initial closing of the Notified Financing; and
(p) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
Borrower understands and acknowledges that PFG is entering into this Forbearance in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
10. CONTINUING VALIDITY.  Except as expressly set forth (if at all) in this Forbearance, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Forbearance shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents.  It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by PFG in writing.  Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Forbearance.  The terms of this paragraph apply not only to this Forbearance, but also to all subsequent forbearances, loan modification agreements and consents.

11. CONDITIONS.  The effectiveness of this Forbearance is conditioned upon each of:

(a) Execution and Delivery.  Borrower shall have duly executed and delivered to PFG a counterpart of this Forbearance.
(b) Payment of PFG Expenses.  Borrower shall have paid upon demand all PFG expenses (including all reasonable attorneys' fees and expenses) incurred in connection with this Forbearance.
(c) Update to Representations.  Within ten (10) Business Days from the Forbearance Effective Date, Borrower shall have delivered an update to the Representations, to the extent required under Section 6 of the Schedule.
(d) Issuance of Forbearance Warrant. Promptly following (and conditional upon) an initial closing of the Notified Financing, Borrower shall have issued the Forbearance Warrant to PFG.
12. NON-INTERFERENCE.  From and after the expiration or termination of the Forbearance Period, Borrower agrees not to interfere with the exercise by PFG of any of its rights and remedies.  Borrower further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair PFG's efforts to realize upon the Collateral, or otherwise to enforce its rights and remedies pursuant to the Existing Loan Documents.  The provisions of this Section 12 shall be specifically enforceable by PFG.

13. INTEGRATION; CONSTRUCTION.  The Loan Agreement, other Existing Loan Documents and this Forbearance and any documents executed in connection herewith or pursuant hereto and the Prior Forbearance, only to the extent reference herein and required to construe this Forbearance, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Forbearance; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Forbearance. This Forbearance is subject to the General Provisions of Section 8 of the Loan Agreement.

14. RELEASE OF CLAIMS.

(a) FOR AND IN CONSIDERATION OF PFG'S AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS, SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, "RELEASORS") HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES PFG AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE "RELEASED PARTIES") FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE FORBEARANCE EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THE LAWSUIT, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS AND RELEASED PARTIES, ANY OF THE EXISTING LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE EXISTING LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS FORBEARANCE, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.  EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH MAY PROVIDE IN SUBSTANCE: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR." EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED.  EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

(b) By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party's rights or asserted rights.

(c) This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Forbearance, and that PFG would not have done so but for PFG's expectation that such release is valid and enforceable in all events.

15. GOVERNING LAW; VENUE.  THIS FORBEARANCE SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

This Forbearance is executed as of the date first written above.

Borrower: ActiveCare, Inc. By_______________________________ CEO or President By_______________________________ Secretary or CFO	PFG: PARTNERS FOR GROWTH IV, L.P. By_______________________________ Name: ___________________________ Title: Manager, Partners for Growth IV, LLC, its General Partner

Signature Page Forbearance under Loan and Security Agreement

EXHIBIT A

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF
SERIES G CONVERTIBLE PREFERRED
STOCK,
$0.00001 PAR VALUE PER SHARE

ActiveCare, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the "Board") on November 1, 2016, in accordance with the provisions of its Certificate of Incorporation (as amended, the "Certificate of Incorporation") and bylaws. The authorized series of the Company's previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and bylaws of the Company, the Board hereby authorizes a series of the Company's previously authorized preferred stock (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I.	NAME OF THE COMPANY

ActiveCare, Inc.

II.	DESIGNATION AND AMOUNT; DIVIDENDS

A.	Designation. The designation of said series of preferred stock shall be Series G Convertible Preferred Stock, $0.00001 par value per share (the "Series G Preferred").

B.
Number of Shares. The number of shares of Series G Preferred authorized shall be forty-three thousand two hundred twenty (43,220) shares. Each share of Series G Preferred shall have a stated value equal to $500 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series G Stated Value").

Dividends. There will be no dividends due or payable on the Series G Preferred.

III.	LIQUIDATION PREFERENCE

The Series G Preferred shall have no liquidation preference.

IV.	CONVERSION

A. Optional Conversion. Each Holder of Series G Preferred shall have the right, at any time commencing after the issuance, to convert the Series G Stated Value of such shares (the "Conversion Amount") into fully paid and non-assessable shares of Common Stock of the Company ("Conversion Shares"). The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal the Conversion Amount divided by the Conversion Price then in effect. The "Conversion Price" of the Series G Preferred shall be $0.045, subject to adjustment and except as otherwise set forth below. No fractional shares of Common Stock shall be issued upon conversion of Series G Preferred. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall round up to the nearest whole share. In order to convert Series G Preferred into shares of Common Stock, the Holder shall surrender the certificate or certificates therefor, duly endorsed, to the office of the Company, and shall give written notice to the Company at such office that the holder elects to convert the same, the number of shares of Series G Preferred so converted and a calculation of the Conversion Price (with an advance copy of the certificate(s) and the notice by facsimile); provided, however, that the Company shall not be obligated to issue certificates evidencing shares of Common Stock issuable upon such conversion unless such shares of Series G Preferred are delivered to the Company as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company and its transfer agent to indemnify the Company from any loss incurred by it in connection with such certificates. Notice of conversion may be given by a holder at any time during the day up to 5:00 p.m. New York City time and such conversion shall be deemed to have been made immediately prior to the close of business on the date notice of conversion is received by the Company. Within three (3) business days after the notice of conversion is delivered in accordance with the procedures set forth above, the Company shall instruct the transfer agent to issue shares of its Common Stock and to forward the same to the Holder.

B. Automatic Conversion. The Series G Preferred will automatically convert ("Automatic Conversion") upon the closing of an underwritten offering (the "Qualified Offering") by the Company pursuant to which the Company receives aggregate gross proceeds of at least Ten Million Dollars (US$10,000,000) in consideration of the purchase of shares of Common Stock (the "Offering Securities") and/or which results in the listing of the Company's common stock on the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT. Upon the closing of the Qualified Offering the aggregate Series G Stated Value of all shares of Series G Preferred owned by such Holder will convert into Common Stock at the Conversion Price then in effect.  Upon the triggering of Automatic Conversion, the Company shall send written notice (the "Automatic Conversion Notice") to each holder of record of Series G Preferred specifying the date (the "Effective Date") upon which such conversion is to become effective (which Effective Date shall not be more than thirty (30) days after the event which causes such automatic conversion) and to surrender to the Company, in the manner and at the place designed in the Automatic Conversion Notice, the certificate or certificates, if applicable, representing the number of shares of Series G Preferred held by such Holder. In the event of an Automatic Conversion, (i) the Holder will execute and deliver, as a condition to the Company's issuance and delivery of the shares underlying the Automatic Conversion, a lock-up agreement covering a period of 365 days beginning on the date of the Qualified Offering (the "Lock-up Period"), in form and substance reasonably required by the Company and/or the underwriter for the Qualified Offering.  On or after the Effective Date, each holder of Series G Preferred shall surrender to the Company the certificate or certificates representing the Series G Preferred, if applicable, owned by such holder as of the Effective Date in the manner and place set forth in the Automatic Conversion Notice and thereupon the Company shall, as soon as practicable thereafter, issue and deliver to the holders of the Series G Preferred either cash or certificate(s) for the number of shares of Common Stock issuable in connection with such Automatic Conversion.

C. Certain Adjustments. The Conversion Price will be adjusted proportionately in the event of stock splits, reverse stock splits or stock dividends.

V.	RANK

All shares of the Series G Preferred shall rank (i) senior to the Company's Common Stock and any other class or series of capital stock of the Company hereafter created, the terms of which specifically provide that such class or series shall rank junior to the Series G Preferred (each of the securities in clause (i) collectively referred to as "Junior Securities"), (ii) pari passu with the Company's Series D and Series E classes of preferred stock, (iii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series G Preferred and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series G Preferred, in each case as to dividend distributions or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

VI.	VOTING RIGHTS

The holders of our Series G Preferred will vote together with the holders of the Company's Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series G Preferred shall be equal to the number of Conversion Shares issuable upon conversion of such Holder's Series G Preferred on the record date for determining those stockholders entitled to vote on the matter.

In addition, the affirmative vote of the holders of a majority of the Company's outstanding Series G Preferred is required to (i) amend the Company's certificate of incorporation or bylaws in a way that would be adverse to the holders of the Company's Series G Preferred, (ii) effect a liquidation event, (iii) declare or pay dividends (other than on currently outstanding preferred stock), and (iv) and issue any securities in parity or senior to the rights of the Series G Preferred with respect to dividend distributions or distributions of assets upon liquidation, dissolution or winding up of the Company.

VII.	MISCELLANEOUS

A.
Status of Redeemed Stock. In case any shares of Series G Preferred shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series G Preferred.

B.
Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Company, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Company shall execute and deliver new Preferred Stock Certificates.

C.
Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series G Preferred granted hereunder may be waived as to all shares of Series G Preferred (and the holders thereof) upon the unanimous written consent of the holders of the Series G Preferred.

D.
Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Company:

ActiveCare, Inc.
1365 West Business Park Drive
Suite 100
Orem, Utah 84058
 Attention: Jeffrey Peterson Telephone: (877) 219-6050

If to the holders of Series G Preferred, to the address listed in the Company's books and records.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the ______ day of November ___, 2016.

ACTIVECARE, INC.
By:
Name:	Jeffrey Peterson
Title:	Chief Executive Officer

EXHIBIT B

(See attached Amendment to the Certificate of Incorporation)

EXHIBIT C

Capitalization Table